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                         EXHIBIT 4.1

                CERTIFICATE OF INCORPORATION

                             OF

             EVEREST REINSURANCE HOLDINGS, INC.



                          ARTICLE I

                   Name Of The Corporation
                   -----------------------

           The name of the Corporation is:

             Everest Reinsurance Holdings, Inc.


                         ARTICLE II

           Registered Agent And Registered Office
           --------------------------------------

          The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is United States Corporation Company.


                         ARTICLE III

                 Purpose Of The Corporation
                 --------------------------

          The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                         ARTICLE IV

                  Authorized Capital Stock
                  ------------------------

          The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is two hundred and fifty million (250,000,000), consisting of two hundred million (200,000,000) shares of common stock, par value $.01 per share (hereinafter called the "Common Stock"), and fifty million (50,000,000) shares of preferred stock, par value $.01 per share (hereinafter called the "Preferred Stock").

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          The following is a description of each of the classes of
stock of the Corporation and statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof:

          A.  Authority of the Board of Directors.  The
Preferred Stock may be issued, from time to time, in one or more series, and each series shall be known and designated by such designations as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of Preferred Stock of such series together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such series. All shares of any one series of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have the power and authority to state and determine in the resolution or resolutions providing for the issue of each series of Preferred Stock the number of shares of each such series authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional or other rights appertaining to each such series, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation, full power and authority to determine as to the Preferred Stock of each such series, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the same may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation, the rights (if any) to convert the same into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such series of the Preferred Stock, and the voting powers (if any) of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by

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itself or together with the holders of any other series of Preferred
Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock). The Board of Directors may from time to time decrease the number of shares of any series of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created series. The foregoing provisions of this paragraph A with respect to the creation or issuance of series of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this Paragraph A with respect to any then outstanding series of Preferred Stock.

          B.  Voting Rights.
              -------------

                    1.  Common.  Except as may otherwise be
required by law and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

                    2.  Preferred.  The Preferred Stock shall
have no voting rights and shall have no rights to receive notice of any meetings except as required by law or expressly provided in the resolution establishing any series thereof.

          C. Terms of Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock.

          After the provisions with respect to preferential dividends, if any, on any series of Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article IV) shall have been satisfied and after the

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Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums such as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph A of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph A of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph A of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          The authorized amount or shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of capital stock of the Corporation that pursuant to the Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, voting together as a single class.


                          ARTICLE V

                     Corporate Existence
                     -------------------

          The Corporation is to have perpetual existence.


                         ARTICLE VI

                  Amendment Of The By-Laws
                  ------------------------

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

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                         ARTICLE VII

       Director Liability; Indemnification; Insurance
       ----------------------------------------------

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law. In addition to the limitation on personal liability of directors provided herein, the Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law: (x) indemnify its officers, directors, employees and agents and (y) advance expenses incurred by such officers, directors, employees or agents in relation to any action, suit or proceeding. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

          The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.

                        ARTICLE VIII

                    Election of Directors
                    ---------------------

          A. Except as otherwise provided by law, the number of directors which shall constitute the Board shall

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be as set forth in the Corporation's By-Laws and, in any event, shall not be less than three (3). The directors of the Corporation shall be elected at the annual meeting of stockholders in each year. Elections of directors need not be by written ballot. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class
III. The number of directors in each class shall be divided equally so far as possible among the three Classes. The initial Class I, Class II and Class III directors shall be designated and the terms of the Board shall be as follows:

               (i)  Class I directors shall be elected to
serve until the 1994 Annual Meeting of Stockholders,

              (ii)  Class II directors shall be elected to
serve until the 1995 Annual Meeting of Stockholders, and

             (iii)  Class III directors shall be elected to
serve until the 1996 Annual Meeting of Stockholders,

and until their successors shall be duly elected and qualified. At each annual election of directors, beginning with the 1994 annual election, the successors to the directors of each class whose term shall expire at such meeting shall be elected to hold office for a term of three years from the date of their election and until their successors shall be duly elected and qualified. In case of any increase or decrease in the number of directors, the increase or decrease shall be apportioned by the directors among the several classes as nearly equally as possible; provided, however, that any decrease in the number of directors which shall cause a director to be removed prior to the expiration of his term shall be subject to the provisions of Paragraph (B) of this Article VIII.

          B. Anything herein to the contrary notwithstanding, the provisions of this Article VIII shall apply only to directors elected by holders of Common Stock together with holders of all other classes of the Corporation's capital stock voting as a single class therewith on the election of Directors. If holders of any class of the Corporation's capital stock have the right to elect directors voting as a separate class and such right be then in effect, the maximum number of directors which such holders may so elect and upon termination of such right the number shall be reduced to the extent it was previously so increased.

          C. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that some lesser percentage may be

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specified by law, this Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of 66-2/3% or more of the outstanding shares of capital stock of the Corporation entitled to vote on such amendment, alteration, change or repeal (considered for this purpose as one class) shall be required to amend, alter, change or repeal this
Article VIII.

                         ARTICLE IX

                  Compromise or Arrangement
                  -------------------------

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the Corporation.


                          ARTICLE X

                     Further Amendments
                     ------------------

          Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal, or rescind any provision contained herein, in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all

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rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

                         ARTICLE XI
                         ----------

          The name and mailing address of the incorporator is as follows:

Name                          Mailing Address

Lisa F. Lindblom              c/o White & Case
                              1155 Avenue of the Americas
                              New York, New York 10036


                         ARTICLE XII

        Certain Matters Related to Section 203 of the
      General Corporation Law of the State of Delaware
      ------------------------------------------------

          The Company expressly elects not to be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware.